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                                  EXHIBIT 99.1
                                  ------------


                              Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                      Years ended August 31, 1997 and 1996
                       with Report of Independent Auditors


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                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                              Financial Statements
                           and Supplemental Schedules

                      Years ended August 31, 1997 and 1996




                                TABLE OF CONTENTS

Report of Independent Auditors..........................................1

Audited Financial Statements

Statements of Assets Available for Plan Benefits........................2
Statements of Changes in Assets Available for Plan Benefits.............3
Notes to Financial Statements...........................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes..............8
Line 27d - Schedule of Reportable Transactions..........................9




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                         [ERNST & YOUNG LLP LETTERHEAD]


                         Report of Independent Auditors

Amcast Industrial Corporation
401(k) Salary Deferral Plan

We have audited the accompanying statements of assets available for plan benefits of the Amcast Industrial Corporation 401(k) Salary Deferral Plan (the
Plan) as of August 31, 1997 and 1996 and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan at August 31, 1997 and 1996 and the changes in its assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of August 31, 1997 and reportable transactions for the year ended August 31, 1997 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1997 financial statements taken as a whole.


                                                  /s/ Ernst & Young LLP


March 11, 1998

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                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                Statements of Assets Available for Plan Benefits


                                                                                        AUGUST 31
                                                                                  1997              1996
                                                                        -------------------------------------
ASSETS
Employer contributions receivable                                                 $ 15,745         $ 149,653
Employee contributions receivable                                                  114,131            92,477
Accrued interest and dividend income                                                 2,470             2,695
Equity and bond mutual funds                                                    15,636,127        11,327,663
Common trust fund                                                               10,422,916        10,414,012
Amcast Industrial Corporation common stock                                       5,450,838         3,677,775
Loans to participants                                                            1,101,298           875,946
                                                                        -------------------------------------
Assets available for plan benefits                                            $ 32,743,525      $ 26,540,221
                                                                        =====================================

See accompanying notes.


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

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

           Statements of Changes in Assets Available for Plan Benefits


                                                                                    YEAR ENDED AUGUST 31
                                                                                   1997               1996
                                                                         -------------------------------------
ADDITIONS
Interest and dividend income                                                    $ 1,721,139       $ 1,454,382
Employee contributions                                                            3,123,155         3,114,938
Employer contributions                                                              314,874           412,185
                                                                         -------------------------------------
                                                                                  5,159,168         4,981,505

DEDUCTIONS
Benefit payments                                                                  2,775,523         2,397,064
                                                                         -------------------------------------
                                                                                  2,383,645         2,584,441

Net realized and unrealized appreciation
    on securities                                                                 3,819,659           558,535
                                                                         -------------------------------------
Net additions                                                                     6,203,304         3,142,976

Assets available for plan benefits at
    beginning of year                                                            26,540,221        23,397,245
                                                                         -------------------------------------
Assets available for plan benefits
    at end of year                                                             $ 32,743,525      $ 26,540,221
                                                                         =====================================

See accompanying notes.



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                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                 August 31, 1997


1. SIGNIFICANT ACCOUNTING POLICIES

The Amcast Industrial Corporation 401(k) Salary Deferral Plan's (the Plan) financial statements are prepared on the accrual basis of accounting.

Marketable securities are stated at aggregate current value.

The fair value of Amcast Industrial Corporation (the Company) common stock and the participation units owed by the Plan in the equity and bond mutual funds and common trust fund are based on quoted redemption value on the last business day of the plan year.

The difference between the current value and the cost of investments (including investments bought and sold, as well as held during the year) is reflected in the statement of changes in assets available for plan benefits as net realized and unrealized appreciation on securities.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

2. DESCRIPTION OF THE PLAN

The Plan is a contributory, defined contribution plan which covers substantially all employees of the Company who are compensated on a salary basis.

Participants are 50 percent vested in contributions made by the Company after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service. Vested benefits are paid by several optional methods upon retirement, death, or termination.



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                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                    Notes to Financial Statements (continued)



2. DESCRIPTION OF THE PLAN (CONTINUED)

The Company has the right under the Plan to discontinue such contributions at any time and terminate the Plan. In the event of termination of the Plan, all accounts will be considered 100 percent vested and the assets of the Plan will be set aside, in full, to be distributed as each participant elects.

The Plan allows for employee-deferred compensation contributions (participants can contribute from 1 percent to 15 percent of their annual compensation) and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (IRC) Section 401(a). Under the Plan, a participant may have up to three accounts, depending on the source of the funds contributed or transferred. The Company makes matching contributions equal to 15 percent of the employee's deferred compensation contribution, up to a maximum of 6 percent of the participant's total compensation for the Plan year. These matching contributions are made in common stock of the Company. Additionally, the Company will make supplemental matching contributions to the Plan provided a minimum return on net worth of 10.1 percent is obtained. The amount of the supplemental matching contributions increases based upon the level of return; however, the amount shall not exceed 35 percent of the participants' salary deferral contributions.

Under the Plan, participants may borrow up to 50 percent of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates are equal to the rate of interest being charged on similar types of loans made by a lending institution.

Primarily all expenses of the Plan are paid by the Company. Information about the plan agreement, including the vesting and benefit provisions, is available from the Pension Administration Committee of the Company.



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                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                    Notes to Financial Statements (continued)


3. PLAN INVESTMENT FUNDS

Plan participants may contribute to three types of investment funds--Stable Value Fund, mutual funds (New Income Fund, Equity Index Fund, Equity Income Fund, and Capital Appreciation Fund), and Amcast Industrial Corporation common stock. All employer contributions to the Plan are invested in Amcast Industrial Corporation common stock. Loan balances and receivables are included in Other as they are not allocated to specific funds. The activity for each of the funds for the years ended August 31, 1997 and 1996, is summarized as follows:

                                        STABLE          NEW        EQUITY        EQUITY      CAPITAL
                          AMCAST         VALUE        INCOME        INDEX        INCOME    APPRECIATION
                          STOCK          FUND          FUND         FUND          FUND         FUND          OTHER       TOTAL
                        -----------------------------------------------------------------------------------------------------------
Balance at
   September 1, 1995    $3,303,226    $10,439,600   $  968,664   $  871,505    $4,154,215   $2,562,010    $1,098,025   $23,397,245

ADDITIONS
Employee contributions     424,565        951,636      174,784      435,588       777,262      443,262       (92,159)    3,114,938
Employer contributions     523,318              -            -            -             -            -      (111,133)      412,185
Investment income          111,405        686,460       71,500       58,289       293,963      193,884        38,881     1,454,382
Realized and unrealized
 gains (losses)           (229,444)             -      (41,535)     128,292       585,077      116,145             -       558,535

DEDUCTIONS
Withdrawals               (422,843)    (1,154,527)     (52,460)     (78,424)     (347,253)    (293,089)      (48,468)   (2,397,064)

Transfers among funds      (32,452)      (509,157)     (28,183)     279,479       276,725     (222,037)      235,625             -
                        -----------------------------------------------------------------------------------------------------------
Balance at
   August 31, 1996       3,677,775     10,414,012    1,092,770    1,694,729     5,739,989    2,800,175     1,120,771    26,540,221

ADDITIONS
Employee contributions     352,551        844,300      199,677      464,253       827,390      413,330        21,654     3,123,155
Employer contributions     448,782              -            -            -             -            -      (133,908)      314,874
Investment income          121,111        614,967       72,833       73,741       474,679      282,971        80,837     1,721,139
Realized and unrealized
   gains                 1,385,122              -       27,603      739,364     1,382,180      285,390             -     3,819,659
DEDUCTIONS
Withdrawals               (517,259)    (1,260,434)     (43,116)     (88,714)     (568,086)    (251,699)      (46,215)   (2,775,523)

Transfers among funds      (17,244)      (189,929)    (130,858)     300,659        (9,163)    (143,970)      190,505             -
                        -----------------------------------------------------------------------------------------------------------
Balance at
   August 31, 1997      $5,450,838    $10,422,916   $1,218,909   $3,184,032    $7,846,989   $3,386,197    $1,233,644   $32,743,525
                        ===========================================================================================================



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                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                    Notes to Financial Statements (continued)


4. TRANSACTIONS WITH PARTIES-IN-INTEREST

During the years ended August 31, 1997 and 1996, the Plan had no transactions with parties-in-interest as defined by the Department of Labor.

5. INVESTMENTS

The following table presents investments that represented 5 percent or more of the fair value of net assets available for benefits for the year ended August 31:

                                                                               1997              1996
                                                                       ------------------------------------
Equity and Bond Mutual Funds:
   T. Rowe Price Capital Appreciation Fund                                  $ 3,386,197      $ 2,800,175
   T. Rowe Price Equity Index Fund                                            3,184,032        1,694,729
   T. Rowe Price Equity Income Fund                                           7,846,989        5,739,989
Amcast Industrial Corporation common stock                                    5,450,838        3,677,775
T. Rowe Price Stable Value Common Trust Fund                                 10,422,916       10,414,012

T. Rowe Price maintains all of the above investments.

6. INCOME TAX STATUS

The Internal Revenue Service (IRS) has ruled on July 21, 1992, that the Plan qualifies under Section 401(a) of the IRC and, therefore, the underlying trust is not subject to income tax under present tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.



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                             SUPPLEMENTAL SCHEDULES



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                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

           Line 27a - Schedule of Assets Held for Investment Purposes

                                 August 31, 1997


                                                                                                 CURRENT
                       DESCRIPTION OF INVESTMENT                                COST              VALUE
--------------------------------------------------------------------------------------------------------------

EQUITY AND BOND MUTUAL FUNDS
T. Rowe Price Capital Appreciation Fund                                         $ 2,879,934       $ 3,386,197
T. Rowe Price Equity Income Fund                                                  5,859,901         7,846,989
T. Rowe Price Equity Index Fund                                                   2,275,298         3,184,032
T. Rowe Price New Income Fund                                                     1,231,843         1,218,909
                                                                         -------------------------------------
                                                                                 12,246,976        15,636,127

Loans to participants                                                             1,101,298         1,101,298
Amcast Industrial Corporation common stock                                        4,150,277         5,450,838
T. Rowe Price Stable Value Common Trust Fund                                     10,422,916        10,422,916
                                                                         =====================================
                                                                               $ 27,921,467      $ 32,611,179
                                                                         =====================================


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                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                 Line 27d - Schedule of Reportable Transactions

                           Year ended August 31, 1997


                                                                                                           CURRENT
                                                                                                           VALUE OF
                                                 NUMBER                                         COST       ASSET AT        NET
                    DESCRIPTION                    OF             PURCHASE       SELLING         OF         DATE OF      REALIZED
                     OF ASSETS                TRANSACTIONS          PRICE         PRICE         ASSET     TRANSACTION      GAIN
-----------------------------------------------------------------------------------------------------------------------------------

CATEGORY (iii)--A SERIES OF TRANSACTIONS IN
EXCESS OF 5 PERCENT OF PLAN ASSETS

Amcast Industrial Corporation                       81           $ 1,063,758    $        -   $        -   $ 1,063,758    $      -
Amcast Industrial Corporation                       44                     -       684,018      531,685       684,018     152,333
T.Rowe Price Stable Value
    Common Trust Fund                               92             1,496,953             -            -     1,496,953           -
T.Rowe Price Stable Value
    Common Trust Fund                               57                     -     1,488,049    1,488,049     1,488,049           -
T. Rowe Price Equity Income Fund                    97             1,479,507             -            -     1,479,507           -
T. Rowe Price Equity Income Fund                    44                     -       752,138      601,034       752,138     151,104

There were no category (i), (ii), or (iv) transactions during the year.




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